Exhibit 21

List of Subsidiaries
of
Alliance Data Systems Corporation

State & Date
Name of Direct Subsidiary	of Inc.	Doing Business As	Subsidiaries
ADS Alliance Data Systems, Inc.	Delaware 4/22/83	ADS Alliance Data Systems, Inc.	LoyaltyOne, Inc. (Ohio 12/13/00) Subsidiary Loyalty RealTime, Inc. (Ohio 12/13/00)

Enlogix, Inc. (Canada, amalgamated 03/01/02) Subsidiary Alliance Data L.P. (Alberta, Canada 06/01/98)

Orcom Solutions, Inc. (Delaware 12/10/96)

Conservation Billing Services, Inc. (Florida 06/26/91)

Alliance Recovery Management, Inc. (Delaware 02/02/01)

Alliance Data Systems, LLC (Delaware 09/05/00)

Capstone Consulting Partners, Inc. (Georgia 04/02/02)

Epsilon Marketing Services, Inc. (Delaware 07/20/00) Subsidiary DMDA, Inc. (Delaware 11/14/02) Subsidiary DNCE LLC (Delaware 06/09/03) Subsidiary Epsilon Marketing and Creative Services, Inc. (Massachusetts 04/19/94) Subsidiary

Epsilon Data Management, Inc. (Delaware 07/30/70) Subsidiary DMDA Holdings, Inc. (Delaware 11/14/02) Subsidiary DMDA Massachusetts Business Trust (Massachusetts 12/23/02) Subsidiary Interact Connect LLC (Delaware 01/05/99) Subsidiary DMDA Limited Partner LLC (Delaware 11/14/02) Subsidiary DMDA General Partner LLC (Delaware 11/14/02) Subsidiary Epsilon Texas Ltd. LLP (Texas 12/27/02)

World Financial Capital Bank	Utah 04/02/03	World Financial Capital Bank	NONE

World Financial Network National Bank	Federal Charter 05/01/89	World Financial Network National Bank	WFN Credit Company, LLC (Delaware Chartered 05/01/01)

WFN Funding Company II, LLC (Delaware Chartered 06/11/03)

Loyalty Management Group Canada, Inc.	Ontario, Canada amalgamated 07/24/98	Loyalty Management Group Canada, Inc.	LMG Travel Services Ltd. (Ontario, Canada 02/21/92)

Alliance Data L.P. (Alberta, Canada 06/01/98)

ADS Reinsurance Ltd.	Bermuda 11/26/98	ADS Reinsurance Ltd.	NONE

ADS Commercial Services, Inc.	Delaware 01/18/95	ADS Commercial Services, Inc.	NONE

ADS MB Corporation	Delaware 08/29/01	The Mail Box	NONE

Alliance Travel Services, Inc.	Delaware 11/03/04	Alliance Travel Services, Inc.	NONE